As filed with the Securities and Exchange Commission
                       on December 2, 1999
                                   Registration No. 333-
-----------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                ---------------------------------

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
               -----------------------------------

    Incorporated       AMERICAN FINANCIAL      I.R.S. Employer
   Under the Laws         GROUP, INC.        Identification No.
      of Ohio           ONE EAST FOURTH          31-1544320
                             STREET
                        CINCINNATI, OHIO
                             45202

                 AMERICAN FINANCIAL GROUP, INC.
                   DEFERRED COMPENSATION PLAN
           ------------------------------------------

                     James C. Kennedy, Esq.
                   Vice President & Secretary
                 American Financial Group, Inc.
                     One East Fourth Street
                     Cincinnati, Ohio  45202
                         (513) 579-2538
                 (Agent for Service of Process)


                 CALCULATION OF REGISTRATION FEE

                                 Proposed    Proposed
    Title of        Amount       Maximum      Maximum   Amount of
   Securities       To Be        Offering    Aggregate  Registrati
To Be Registered  Registered      Price      Offering       on
                     (1)        Per Share    Price (2)    Fee(3)
                                   (2)

Common Stock,
   no par value    500,000      $26.90625    $13,453,125    $3,552
                    Shares

Deferred
Compensation      $7,500,000      $1.00      $7,500,000     $1,980
Obligations

(1) This Registration Statement is filed for up to $7,500,000 in Deferred Compensation Obligations and up to 500,000 shares of Common Stock issuable pursuant to the American Financial Group,
     Inc. Deferred Compensation Plan.

(2) Estimated solely for purposes of calculating the registration fee.

(3)  Registration fee has been calculated pursuant to Rule
     457(h).

                       Page 1 of 14 Pages
                     Exhibit Index on Page 3

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The  following documents filed by American Financial  Group,
Inc.   (the  "Registrant")  with  the  Securities  and   Exchange
Commission   (the  "Commission")  are  incorporated   herein   by
reference and made a part hereof:

1.   Annual  Report on Form 10-K for the year ended December  31,
     1998;

2.   Quarterly Reports on Form 10-Q for the quarters ended  March
     31, 1999, June 30, 1999 and September 30, 1999;

3.   Current Report on Form 8-K dated April 13, 1999; and

4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934 on November 25, 1997.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities

     Under the American Financial Group, Inc. Deferred Compensation Plan (the "Plan"), the Registrant will provide eligible employees the opportunity to defer a specified percentage of their cash compensation. Eligible employees may elect to have earnings credited to such employee's deferred compensation account under two investment alternatives. An employee can either defer compensation into an account in which funds are credited with earnings based on (i) the market performance of the Registrant's Common Stock (the "AFG Common Stock Alternative"), (ii) an interest-bearing account (the "Interest Alternative") or (iii) a combination of the foregoing.

     The  obligation  of the Registrant ultimately  to  pay  such deferred amounts in accordance with the Plan (the "Deferred Obligations") will be unsecured general obligations of the Registrant and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. The Registrant is a holding company, and its right to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor of the subsidiary may be recognized. Consequently, the rights of participants in the Plan are subject to the prior claims of creditors of the Registrant's subsidiary.

     The amount of compensation to be deferred by each participating employee will be determined in accordance with the Plan based on elections by the employee. Each distribution under either the AFG Common Stock Alternative or the Interest
Alternative will be made on a date selected by the employee participant in accordance with the terms of the Plan.

     To the extent participants select the Interest Alternative, their account will be adjusted to earn interest at a rate determined by the Board of Directors of the Registrant. Such obligations will be denominated and be payable in United States dollars.

      To the extent participants select the AFG Common Stock Alternative, their account will change in value based on the price of the Registrant's Common Stock beginning on the date of the investment of such Common Stock in accordance with the terms of the Plan. Such obligations will be paid in shares of Registrant Common Stock. A description of the Registrant's Common Stock is contained in the documents incorporated herein by reference.

     Any participant's right or the right of any other person to the Deferred Obligations cannot be transferred, pledged, or encumbered except by a transfer pursuant to a written designation of beneficiary under the Plan.

     The Deferred Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participating employees, at the option of the Registrant or through operation of a mandatory or optional sinking fund of analogous provision. However, the Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall reduce retroactively the right of an employee participant to the balance of his or her deferred account as of the date of such amendment or termination.

     The Deferred Obligations are not convertible into another security of the Registrant. The Deferred Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Deferred Obligations, and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Obligations, enforcing covenants and taking action upon a default.

Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Karl J. Grafe, Esq., Assistant General Counsel and Assistant Secretary of the Company. Mr. Grafe beneficially owns 12,552 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

        Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Registrant's Code of Regulations extends such indemnification.

     The Registrant maintains, at its expense, Directors and Officers Liability and Registrant Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of the Registrant and of the companies which are, directly or indirectly, more than 50% owned by the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978. The insurer limit of liability under the policy is $50,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.

     The   Registrant   also  has  entered  into  indemnification
agreements with its executive officers and directors providing for indemnification against certain liabilities to the fullest extent permitted under Ohio law.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

      5   Opinion of Karl J. Grafe, Esq.

     10   American  Financial  Group, Inc. Deferred  Compensation
          Plan

     23.1 Consent of Karl J. Grafe, Esq. (contained on Exhibit 5)

     23.2 Consent of Ernst & Young LLP

     24   Power of Attorney (contained on the signature page).

Item 9.   Undertakings

     9.1 The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     1.   to  include  any  prospectus required  by  Section
          10(a)(3) of the Securities Act of 1933;

     2. to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     3. to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 2, 1999.

                              AMERICAN FINANCIAL GROUP, INC.


                              By: Carl H. Lindner
                                 Carl H. Lindner
                                 Chairman of the Board and
                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate James C. Kennedy or Karl J. Grafe as their attorneys-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

      Signature              Capacity                 Date

*Carl H. Lindner      Chairman of the Board
---------------------  and Chief Executive      December 2, 1999
 Carl H. Lindner       Officer and Director

*Carl H. Lindner, III
---------------------        Director           December 2, 1999
  Carl H. Lindner, III

*Keith E. Lindner
---------------------        Director           December 2, 1999
  Keith E. Lindner

*S. Craig Lindner
---------------------        Director           December 2, 1999
  S. Craig Lindner

*Theodore H. Emmerich
---------------------        Director           December 2, 1999
 Theodore H. Emmerich

*James E. Evans
---------------------        Director           December 2, 1999
  James E. Evans

Fred J. Runk          Senior Vice President
---------------------     and Treasurer         December 2, 1999
 Fred J. Runk          (Principal Financial
                           and Accounting
                             Officer)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on December 2, 1999.


                              American Financial Group, Inc.
                              Deferred Compensation Plan


                              By:  James C. Kennedy
                              ---------------------------------
                                   James C. Kennedy
                                   Vice President, Deputy General
                                     Counsel and Secretary

EXHIBIT 5

                        December 2, 1999


American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

Dear Sir or Madam:

     I have acted as counsel to American Financial Group, Inc., an Ohio corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to 500,000 shares of Common Stock, no par value and $7,500,000 of Deferred Compensation Obligations of the Company pursuant to the American Financial Group Deferred Compensation Plan (the "Plan").

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement, (ii) the Restated and Amended Articles of Incorporation and Code of Regulations of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, issuance of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

     Based upon and subject to the foregoing, I am of the opinion that:

     (1) The obligations under the Plan will, when arising under the Plan in accordance with its terms, constitute valid and binding obligations of the Company;

     (2) when the shares of Common Stock have been issued as contemplated by the Plan, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company;

     (3) the Company is a duly organized and validly existing corporation under the laws of the State of Ohio; and

     (4) the Company has taken all necessary and required corporate actions in connection with the Plan.

     I hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorney who has passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              Karl J. Grafe
                              Karl J. Grafe
                              Assistant General Counsel and
                              Assistant Secretary

EXHIBIT 10


                 American Financial Group, Inc.
                   Deferred Compensation Plan


1.   Establishment and Purpose

       a. Effective November 1, 1999, American Financial Group, Inc. ("AFG" or the "Company") adopts this Deferred Compensation Plan to enable eligible Employees of the Company and its subsidiaries to defer payment of a portion of their compensation.

2.   Plan Objectives

       a.   The purpose of the Plan is to assist eligible Employees to:

            i.   Accumulate income for retirement; and
ii.  Provide opportunity for financial growth.

3.   Definitions

     When used in this Plan, the following words and phrases shall have the following meanings:

       a. "Account" means the record maintained for each Participant to which all deferrals, earnings (or losses) and distributions are credited and debited for each Plan Year.

       b. "Administrator" means the person or persons appointed by the Board of Directors of the Company who is responsible for those functions assigned to the Administrator under the terms of the Plan.

       c. "Base Salary" means base pay, excluding any bonuses and other extraordinary payments.

       d. "Bonus" means any direct lump-sum payment earned for services rendered in addition to the Participant's Base Salary.

       e.   "Common Stock" means the Company's common stock.

       f. "Company" means American Financial Group, Inc. and (unless the context indicates otherwise) its subsidiaries and affiliates.

       g.   "Compensation" means Base Salary and Bonus.

       h.   "Employee" means an employee of the Company.

       i. "Expiration Date" means, with respect to each annual deferral hereunder, the earlier of (i) the last day of the year to which a Participant elects to defer Compensation, or (ii) the pay date for the payroll period in which a Participant dies, becomes Disabled or terminates employment with the Company.

       j. "Participant" means an officer or other highly compensated Employee who participates in the Plan for a designated Plan Year.

       k. "Plan" means this American Financial Group, Inc. Deferred Compensation Plan.

       l. "Plan Year" means the calendar year, January 1 through December 31. The initial Plan Year shall commence on January 1, 2000.

4.   Eligibility

       a. Certain key Employees of the Company and its subsidiaries will be eligible to become Participants in the Plan either through annual invitation by the Administrator or through an employment agreement approved by the Chief Executive Officer.

5.   Participation

       a. A Participant participates in the Plan by delivering to the Administrator, by the December 1st prior to the beginning of each Plan Year, a properly completed enrollment form that conforms to the terms and conditions of the Plan.

6.   Deferred Compensation Account

       a. For each Plan Year, a deferred compensation Account will be established for each Participant.

       b.   All Compensation deferred by the Participant, all earnings
          (or losses) determined under Section 9 and all distributions from the Account to the Participant or the Participant's beneficiaries or estate shall be reflected in the Account.

       c.   All Accounts shall be maintained by the Administrator.

7.   Deferral Sources

       a. At the time of enrollment, a Participant must elect to defer a stated percentage of his or her Compensation for services rendered in the next Plan Year.

       b. Any Base Salary deferral must be at least 5% and no more than 80% of Base Salary. Any Bonus deferral must be at least 10% and no more than 80% of each Bonus. No deferral election shall reduce a Participant's paid compensation below the amount necessary to satisfy applicable employment taxes (e.g., FICA/ Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred.

       c. Compensation deferred under this Plan shall be credited to the Participant's Account on the date such amounts would have otherwise been paid.

       d. The deferral sources and amounts elected for a given Plan Year are irrevocable.

8.   Deferral Term

       a. At the time a Participant elects to defer Compensation, the Participant must also elect the term for which such deferral is made (the "deferral term"). The deferral term must be either (i) a fixed number of years or (ii) a period ending on the date on which the Participant terminates employment with the Company for any reason, including death or disability.

9.   Crediting of Earnings

       a. There shall be credited to the Account of each Participant an additional amount of earnings (or losses) determined under this Section 9.

       b. At the time a Participant elects to defer Compensation, each Participant also shall elect (in whole percentages) to have earnings (or losses) credited to his or her Account under one (or a combination) of the following investment elections:

            i.   Interest Election

            ii.  Common Stock Election

          To the extent a Participant selects the Interest Election, his or her account will be adjusted to earn interest during any Plan Year of the deferral term at a rate determined by the Board of Directors of the Company on the prior November 15. The interest rate selected will be based on the general level of interest rates as well as interest rates the Company is paying on its debt obligations. In the exercise of its discretion, the Board of Directors of the Company may raise (but not lower) such selected interest rate for any Plan Year, based upon significant movements in the general level of interest rates.

          To the extent a Participant selects to invest in the Common Stock Election, his or her account will change in value based on the price of AFG Common Stock, beginning on the date of the investment in such Common Stock in accordance with the terms of the Plan. The account will be adjusted to reflect stock splits, distributions and dividends affecting the Common Stock.

          Participants selecting to invest in the Common Stock Election will also receive a matching contribution from the Company equal to 7 1/2% of their deferral (the "Common Stock Match"). The Common Stock Match will be credited to a Participant's Deferral Account at the same time as the Participant deferrals.

       c. Except as provided in Section 9(d), an investment election shall be effective for the entire deferral term to which it relates and may not be modified or terminated.

       d. For each Plan Year, the participant's Account shall be increased or decreased as if it had earned the rate of return corresponding to the amount determined under this Section. Such increase or decrease shall be based on the varying balances in each of the investment elections comprising the Participant's Account throughout the Plan Year and shall be credited quarterly on the last day of each March, June, September and December.

10.  Payment Form and Method

       a. Payments from the Plan shall be made in the form of cash, except in the case where a Participant's Account is being credited based on the Common Stock Election, in which case such Participant shall receive benefit payments in the form of whole shares of AFG Common Stock, or at the Company's election, in cash. Any fractional shares shall be paid in cash. Any required tax withholding will be deducted from the Participant's Account.

       b. At the time of enrollment for a given Plan Year, a Participant shall elect the method of payment desired upon the Expiration Date of the deferral term(s) elected.

       c. A Participant may choose either a lump sum or equal monthly installment payment method for a given Plan Year.

       d. The payment method elected shall cover all deferral terms, from all deferral sources, for the respective Plan Year.

       e. Should a Participant elect installments, the Participant must elect at the time of the enrollment the length of time over which such installments are to be received.

       f. While the installment period elected is irrevocable, Participants selecting payment in a lump sum may elect to further defer their Compensation to an installment payment method with at least 30 days' notice to the Company prior to the scheduled payment of the lump sum.

11.  Account Statement

       a. An Account Statement will be sent to each Participant quarterly until the Participant's Account has been completely distributed.

12.  Account Distribution

       a. Payment will begin on the first payroll day of the month which first follows a 30-day processing period beginning on the Expiration Date.

       b. Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment, whether in cash or in shares of AFG Common Stock.

       c. Equal monthly installments must be at least $1,000. The Administrator, therefore, shall have the right to reduce the length of the installment period to that which provides an equal monthly installment of at least $1,000.

       d. If installment payments are in effect, the Participant's Account shall continue to be credited with earnings (or losses) hereunder until payment of the final installment.

13.  Hardship Distributions

       a. Distribution of payments from an Participant's Account prior to the Expiration Date shall be made only if the Administrator, after consideration of an application by such Participant, determines that the Participant has sustained financial hardship caused by events beyond the Participant's control. In such event, and notwithstanding anything to the contrary herein, the Administrator may, at his sole discretion, direct that all or a portion of the Account be paid to the Participant in such manner, and at such times as determined by the Administrator.

14.  Beneficiary Designation

       a. A Participant shall have the right to designate one or more beneficiaries and to change any beneficiary previously designated.

       b. A Participant shall submit his or her beneficiary designation in writing using the beneficiary designation portion of the enrollment form. The Participant shall deliver the completed form to the Administrator. The most recently dated and filed beneficiary designation shall cancel all prior designations.

       c. In the event of the Participant's death before or after the commencement of payments from the Account, the amount otherwise payable to the Participant shall be paid to the designated beneficiaries, and if there are no beneficiaries, to the estate of the Participant, according to the provisions of Section 12.

15.  General Provisions

       a.    Participant's Rights Unsecured.   The right  of  any
          Participant to receive payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. It is not required or intended that the amounts credited to the Participant's Account be segregated on the books of the Company or be held by the Company in trust for a Participant and a Participant shall not have any claim to or against a specific asset or assets of the Company. All credits to an Account are for bookkeeping purposes only.

       b.   Non-assignability.   The right to receive payments shall not
          be transferable or assignable by a Participant. Any attempted assignment or alienation of payments shall be void and of no force or effect.

       c.   Administration.   The Administrator shall have the authority
          to adopt rules, regulations and procedures for carrying out this Plan, and shall interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio.

       d.   Amendment and Termination.   This Plan may at any time or
          from time to time be amended or terminated. No amendment, modification or termination shall adversely affect the Participant's rights under this Plan.

       e.   Construction.   The singular shall also include the plural
          where appropriate.

       f.    Employment Rights.   This Plan does not constitute a
          contract of employment and participation in the Plan will not give any Participant the right to be retained in the employ of the Company.

       g.   Bonus Rights.   This Plan does not confer the right for a
          Participant to receive a Bonus.

                                                     EXHIBIT 23.2


                   Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of American Financial Group, Inc. for the registration of 500,000 shares of common stock and $7.5 million in deferred compensation obligations of our report dated March 19, 1999, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP

November 30, 1999
Cincinnati, Ohio



























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